UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2007

ASPEN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24786	04-2739697
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Wheeler Road, Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 221-6400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2007, the board of directors approved the extension of the exercise periods of outstanding stock options that would otherwise likely expire prior to our becoming current in our Securities Exchange Act filings.  Until we are current in those filings, we are unable, under applicable securities laws, to issue shares pursuant to exercises of options.  The extensions would allow the option holders thirty days from the date on which we become current in our Securities Exchange Act filings to exercise the options.

The extensions apply to options held by 80 participants and exercisable to acquire a total of 238,479 shares of common stock at prices ranging from $2.75 to $30.0625 per share, including (a) incentive stock options granted to Antonio J. Pietri, our Executive Vice President, Field Operations, in 1998 and exercisable to acquire 4,000 shares of common stock at a price of $14.125 per share; and (b) incentive stock options granted to Manolis E. Kotzabasakis, our Senior Vice President, Sales and Strategy, in 1998 and exercisable to acquire 14,000 shares of common stock at a price of $14.125 per share.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: December 11, 2007	By:	/s/ Frederic G. Hammond
Frederic G. Hammond
Senior Vice President, General Counsel and Secretary